  EXHIBIT 99.2

2015
Fourth Quarter/Full Year
 Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Fourth Quarter 2015 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 20-22 of this Supplement, in the Company’s 2014 Annual Report to Shareholders, in its 2014 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

FINANCIAL RESULTS

•	The Company reported $0.9B of net income in Q4’15, down 38% from $1.4B in Q4’14. This resulted in diluted EPS attributable to common shareholders of $0.89 per share, down 36% from $1.39 a year ago. Q4’15 included a $419MM pretax charge ($335MM after-tax) in Enterprise Growth that was driven primarily by the impairment of goodwill and technology, plus some restructuring costs. Excluding the Enterprise Growth charge, adjusted EPS was $1.23[1], which included higher spending on growth initiatives, the impact of changes to certain co-brand relationships, and the stronger U.S. Dollar.
•	Total revenues net of interest expense were down 8% compared to Q4’14, and down 5% on an FX-adjusted basis.[2] This growth rate reflects a pre-tax gain of $719MM ($453MM after-tax) in Q4’14 from the sale of the Company’s investment in Concur, included in the GCS segment. Excluding the prior year Concur gain, adjusted revenue growth was flat in Q4’15, and increased 4% on an FX-adjusted basis.[3]
•	Q4’15 return on average equity (“ROE”) was 24.0%. Adjusted for the Enterprise Growth charge, adjusted ROE was 25.6%.[1]

BUSINESS METRICS

•	Worldwide billed business of $273.2B was up 2% on a reported basis and grew 5% on an FX-adjusted basis2, compared to Q4’14.
•	Worldwide Card Member loans held for investment of $58.6B decreased 17% from $70.4B a year ago. Effective December 1, 2015, the Company reclassified the Card Member loans related to its co-brand partnerships with Costco in the U.S. and JetBlue to Card Member loans held for sale (“HFS”) on the Consolidated Balance Sheets. The loans were reclassified at their net carrying amount, inclusive of the related reserves for losses of $0.2B, which approximates the lower of cost or fair value. Card Member loans HFS at December 31, 2015 totaled $14.9B, of which $13.8B relates to the Costco portfolio and $1.1B relates to the JetBlue portfolio. The Company also reclassified Card Member receivables related to its co-brand partnership with Costco, which were insignificant at December 31, 2015. Please refer to Other Items of Note on page 9 for further detail. Excluding the HFS portfolios, adjusted worldwide loan growth was 7% in 2015.[4]
•	Worldwide lending write-off rates remained flat versus the prior year and increased slightly versus the prior quarter. The Company’s Fourth quarter worldwide net lending write-off rate[5] was 1.4%, as compared to 1.3% in Q3’15 and 1.4% in Q4’14.

	Quarters Ended December 31,		Percentage Inc/(Dec)	Percentage Inc FX-Adjusted[2]
	2015	2014
Card billed business[6] (billions):
United States	$189.9	$182.5	4%
Outside the United States	83.3	86.0	(3)	8%
Total	$273.2	$268.5	2	5
Total cards-in-force (millions):
United States	57.6	54.9	5
Outside the United States	60.2	57.3	5
Total	117.8	112.2	5
Basic cards-in-force (millions):
United States	44.8	42.6	5
Outside the United States	49.5	47.0	5
Total	94.3	89.6	5
Average basic Card Member spending[7] (dollars):
United States	$4,627	$4,686	(1)
Outside the United States	$3,368	$3,547	(5)	6
Total	$4,305	$4,377	(2)	1

1	Adjusted EPS and ROE are non-GAAP measures and exclude the Enterprise Growth charge from EPS and ROE. Management believes adjusted EPS and ROE are useful in evaluating the ongoing operating performance of the Company. See Annex 1 for reconciliations to EPS and ROE on a GAAP basis.
2	As reported in this Earnings Supplement, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The Company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
3	Adjusted revenue growth and adjusted revenue growth on an FX-adjusted basis are non-GAAP measures and exclude the gain on the sale of the Concur investment in Q4’14. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See note 2 for an explanation of FX-adjusted information and Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.
4	Adjusted worldwide loan growth is a non-GAAP measure and excludes from the prior year, the Q4’14 Card Member loan balances related to co-brand partnerships with Costco in the U.S. and JetBlue, now classified as held for sale. Management believes adjusted worldwide loan growth is useful in evaluating the ongoing performance of the Company’s Card Member loans. The HFS classification impacts Card Member loans and receivables, provisions for losses, other expenses, and delinquency and write-off statistics. See Annex 1 for a reconciliation to Card Member loans held for investment, on a GAAP basis.
5	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Fourth Quarter 2015 Earnings Release, selected statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. Q4’14)
	Percentage Inc/(Dec)	Percentage Inc/(Dec) FX-Adjusted[8]
Worldwide[9]
Total Billed Business	2%	5%
Proprietary billed business	1	4
GNS billed business[10]	3	15
Airline-related volume (7% of worldwide billed business)	(5)	(1)
U.S.[9]
Billed Business	4
Proprietary consumer card billed business[11]	4
Proprietary small business billed business[11]	6
Proprietary corporate services billed business[12]	0
T&E-related volume (23% of U.S. billed business)	2
Non-T&E-related volume (77% of U.S. billed business)	4
Airline-related volume (6% of U.S. billed business)	(3)
Outside the U.S.[9]
Billed Business	(3)	8
Japan, Asia Pacific & Australia (“JAPA”) billed business	6	15
Latin America & Canada (“LACC”) billed business	(19)	0
Europe, Middle East & Africa (“EMEA”) billed business	(3)	7
Proprietary consumer and small business billed business[13]	(6)	5
JAPA billed business	1	11
LACC billed business	(25)	(11)
EMEA billed business	1	11
Proprietary corporate services billed business[12]	(11)	1

6	For additional information about discount rate calculations and billed business, please refer to the Company’s Fourth Quarter 2015 Earnings Release, selected statistical tables.
7	Proprietary card activity only.
8	See note 2, page 2.
9	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
10	Included in Global Network and Merchant Services (“GNMS”).
11	Included in U.S. Card Services (“USCS”).
12	Included in Global Commercial Services (“GCS”).
13	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

Consolidated Statements of Income

(Preliminary)	Quarters Ended
(Millions, except percentages and per share amounts)	December 31,		Percentage
	2015	2014	Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$4,913	$4,961	(1%)
Net card fees	687	671	2
Other fees and commissions[14]	704	715	(2)
Other	540	1,310	(59)
Total non-interest revenues	6,844	7,657	(11)
Net interest income	1,547	1,424	9
Total revenues net of interest expense	8,391	9,081	(8)
Provisions for losses
Charge card	195	198	(2)
Card Member loans	361	341	6
Other	16	43	(63)
Total provisions for losses	572	582	(2)
Total revenues net of interest expense after provisions for losses	7,819	8,499	(8)

Expenses
Marketing and promotion	892	887	1
Card Member rewards	1,794	1,881	(5)
Card Member services and other	246	203	21
Salaries and employee benefits	1,209	1,607	(25)
Professional services	784	768	2
Occupancy and equipment	482	446	8
Communications	88	98	(10)
Other, net	870	384	#
Total	6,365	6,274	1

Pretax income	1,454	2,225	(35)
Income tax provision	555	778	(29)
Net Income	$899	$1,447	(38)

Net income attributable to common shareholders[15]	$873	$1,436	(39)

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$0.89	$1.40	(36)

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$0.89	$1.39	(36)
Average Shares Outstanding
Basic	977	1,028	(5)
Diluted	981	1,033	(5)

# denotes a variance of more than 100%

14	As of Q3’15, Travel Commissions & Fees and Other Commissions & Fees have been consolidated into Other Fees & Commissions.
15	Represents net income less (i) earnings allocated to participating share awards of $6MM and $11MM for the three months ended December 31, 2015 and 2014, respectively, and (ii) dividends on preferred shares of $20MM and nil for the three months ended December 31, 2015 and 2014, respectively.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

•	Discount Revenue: Decreased 1%, and increased 1% on an FX-adjusted basis.[16] The FX-adjusted growth was driven by growth in billed business volumes, partially offset by a decrease in the average discount rate and increases in contra revenues, including higher cash rebate rewards related to new Card Member acquisition offers.

-	The average discount rate[17] of 2.42% in Q4’15 decreased by 2 bps compared to 2.44%[18] in Q4’14. The decrease was driven in part by growth of the OptBlue program, changes in industry mix and competition, partially offset by the decline in Costco merchant volume in Canada due to the expiration of our merchant agreement in that country on December 31, 2014 as well as changes in foreign exchange rates. The average discount rate will likely decline by a greater amount during 2016 due to the continued expansion of OptBlue, a greater impact from international regulatory changes and continued competitive pressures.

•	Net Card Fees: Were up 2% versus Q4’14 and increased 7% on an FX-adjusted basis,[16] primarily reflecting growth in basic cards-in-force, as well as a benefit from certain pricing initiatives.
•	Other Fees and Commissions: Decreased 2% versus Q4’14 and increased 6% on an FX-adjusted basis.[16] The FX-adjusted increase was driven primarily by higher delinquency fees.
•	Other Revenues: Decreased 59% versus Q4’14, which reflects the impact from the $719MM gain on the sale of the Company’s investment in Concur in Q4’14.
•	Net Interest Income: Increased 9% versus Q4’14, due primarily to higher average loan balances over the quarter. Net interest income divided by average loans was 8.7% and worldwide net interest yield, a non-GAAP measure, was 9.4% in Q4’15 versus 9.3% in Q4’14.[19]
•	Charge Card Provision for Losses: Decreased 2% due to a lower reserve build versus Q4’14, partially offset by slightly higher write-offs. The following metrics relate to the receivables held for investment:

-	Worldwide Charge Card:

	Q4’15	Q3’15	Q4’14
USCS Net write-off rate[20]	1.6%	1.6%	1.4%
ICS Net write-off rate	2.0%	2.2%	1.8%
GCS Net loss ratio as a % of charge volume	0.08%	0.08%	0.08%

USCS 30 days past due as a % of total	1.5%	1.6%	1.7%
ICS 30 days past due as a % of total	1.4%	1.5%	1.3%
GCS 90 days past billings as a % of total	0.9%	0.7%	0.8%

Worldwide Receivables (billions)	$44.1	$44.3	$44.9
Reserves (millions)	$462	$441	$465
% of receivables	1.0%	1.0%	1.0%

16	Discount Revenue, Net Card Fees, and Other Fees & Commissions, each on an FX-adjusted basis, are non-GAAP measures. See note 2, page 2.
17	See note 6, page 3.
18	In Q1’15, the Company reclassified amounts related to certain partner payments from marketing and promotion to discount revenue as a contra-revenue item. Prior periods have been revised to conform to the current period presentation. The previously reported rate for Q4’14 was 2.45%. See Other Items of Note, page 9.
19	See Annex 3 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.
20	See note 5, page 2.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

•	Card Member Loan Provision for Losses: Increased 6% versus the prior year due to a higher reserve build in the current year and slightly higher write-offs, partially offset by the impact of the reclassification of loans HFS discussed above, as credit costs related to the Costco and JetBlue portfolios are now reported in operating expenses through a valuation allowance adjustment. The following metrics relate to the loans held for investment:

-	Worldwide Loans:

	Q4’15	Q3’15	Q4’14
Net write-off rate[21]	1.4%	1.3%	1.4%
30 days past due loans as a % of total	1.1%	1.0%	1.0%

Total Loans (billions)	$58.6	$68.9	$70.4
Reserves (millions)	$1,028	$1,164	$1,201
% of total loans	1.8%	1.7%	1.7%
% of past due	164%	164%	167%

•	Other Provision for Losses: Decreased $27MM from Q4’14, primarily driven by a merchant-related charge in the prior year.
•	Marketing and Promotion Expense: Increased 1% versus a year ago and 4% on an FX-adjusted basis[22], reflecting a continued ramp-up of spending on incremental growth initiatives. A portion of these investments focused on new card acquisition and contributed to the acquisition of 2.1MM proprietary U.S. cards in the quarter.
•	Card Member Rewards Expense: Decreased 5%, driven by a $109MM charge related to the Delta Air Lines partnership renewal in the prior year. This was partially offset by an increase in rewards costs related to the Delta partnership and other co-brand renewals and an increase in Membership Rewards (MR)-related spending.
-	The Company's MR ultimate redemption rate for program participants remained 95% in Q4’15, in line with Q3’15 and Q4’14.

•	Card Member Services and Other Expense: Increased 21%, primarily due to an increase in costs related to certain previously renewed co-brand partnerships.
•	Salaries and Employee Benefits Expense: Decreased 25% versus the prior year, driven primarily by restructuring charges in the prior year, as well as lower compensation costs in the current year from previous restructuring initiatives.
•	Professional Services Expense: Increased 2%, due in part to an increase in spending on growth initiatives.
•	Occupancy and Equipment Expense: Increased 8%, driven primarily by increased spending on software and technology.
•	Communications Expense: Decreased $10MM from Q4’14 to $88MM.
•	Other, Net Expense: Increased $486MM versus Q4’14, due primarily to the Enterprise Growth charge discussed above, as well as an impact from FX-related activity and the previously discussed valuation allowance adjustment related to the Costco and JetBlue portfolios.
•	Pretax Margin: Was 17.3% of total revenues net of interest expense in Q4’15 compared with 24.5% in Q4’14.
•	Effective Tax Rate: Was 38.2% in Q4’15 compared with 35.0% in Q4’14, primarily due to the nondeductible portion of the Enterprise Growth goodwill impairment discussed above.

21	See note 5, page 2.
22	Marketing and Promotion on an FX-adjusted basis is a non-GAAP measure. See note 2, page 2.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q4’15, approximately 154% of capital generated was distributed to common shareholders through the Company’s quarterly common share dividend and share repurchases.
    The Company repurchased 16MM common shares at an average price of $71.59 in Q4’15 versus 13MM common shares at an average price of $90.55 in Q4’14.

    Dividends declared during the fourth quarter on the Series B Preferred Shares totaled $19.5MM.

Common Shares Outstanding:
	Millions of Shares
	Q4’15	Q3’15	Q4’14
Beginning of period	985	1,002	1,035
Repurchase of common shares	(16)	(18)	(13)
Employee benefit plans, compensation and other	0	1	1
End of period	969	985	1,023

Capital Ratios:  As of December 31, 2015, the Company’s consolidated risk-based capital ratios,23 as calculated under U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	December 31, 2015
Common Equity Tier 1/Risk Weighted Assets (“RWA”)	12.4%
Tier 1	13.5%
Total	15.2%

Common Equity Tier 1	$16.8
Tier 1 Capital	$18.3
Tier 2 Capital	$2.3
Total Capital	$20.6

RWA	$135.2

Tangible Common Equity (“TCE”)24/RWA	11.5%
Tier 1 Leverage	11.7%
Supplementary Leverage Ratio (“SLR”)[25]	9.8%
TCE	$15.5
Average Total Assets to calculate the Tier 1 Leverage Ratio[26]	$156.4
Total Leverage Exposure to calculate SLR	$186.6

Had the Basel III rules been fully phased in during Q4’15, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 60 bps and 56 bps lower, respectively, than the reported transitional Basel III ratios. The estimated Supplementary Leverage Ratio had the Basel III rules been fully phased in during Q4’15 would have been 9.4%.27 The Basel III Common Tier 1 and Tier 1 capital ratios are calculated using the standardized approach. We also report capital adequacy standards on a parallel basis to regulators under Basel requirements for a Basel III Advanced Approaches institution. The parallel period will continue until we receive regulatory approval to exit parallel reporting and subsequently begin publicly reporting our capital ratios using both Basel III Standardized and Advanced Approaches.

23	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company’s December 31, 2015 Form 10-K.
24	Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.5B and preferred shares of $1.6B from total shareholders’ equity of $20.7B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.
25	The Company is required to calculate a Supplementary Leverage Ratio, which is defined as Tier 1 capital divided by Total Leverage Exposure. The Total Leverage Exposure reflects average total consolidated assets with adjustments for Tier 1 capital deductions and includes off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.
26	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
27	The Common Equity Tier 1 and Tier 1 capital ratios and the Supplementary Leverage Ratio, all under Fully Phased-in Basel III, are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the Fourth quarter of 2015 is not necessarily indicative of the impact in future periods. Refer to Annex 2 for a reconciliation.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: The Company was in compliance with the liquidity requirements to which it is subject, including the Liquidity Coverage Ratio (LCR), for Q4’15. During Q4’15, the Company primarily funded its business through deposit-taking and capital markets issuances.

-	Deposits: The Company held the following deposits:

($ in billions)	December 31, 2015	September 30, 2015	Change
U.S. Direct Deposits[28]	$29.3	$28.5	$0.8
U.S. 3rd Party CDs	13.9	11.1	2.8
U.S. 3rd Party Sweep Accounts	10.9	8.9	2.0
Other Deposits	0.2	0.2	(0.0)
Card Member Credit Balances	0.7	0.6	0.1
Total	$55.0	$49.3	$5.7

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 30.7 months and a weighted average rate at issuance of 1.69%.

-	Unsecured Debt: On November 5, 2015, American Express Credit Corporation issued $1.0B of senior unsecured notes with a maturity of 3 years consisting of (i) $750MM of fixed-rate senior notes at 1.875% and (ii) $250MM of floating-rate senior notes at 3 month Libor + 78 bps.
-	Funding Plan: The Company’s funding plan for the full year 2016 includes, among other sources, approximately $3B to $7B of unsecured term debt issuance and $0B to $3B of secured term debt issuance. The Company’s funding plans are subject to various risks and uncertainties, such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell Card Member loans and receivables and the performance of Card Member loans and receivables previously sold in securitization transactions. Many of these risks are beyond the Company’s control.
-	6.80% Subordinated Debentures due 2036: As of December 31, 2015, the Company’s “tangible common equity,” a non-GAAP measure, was $16.3B29 and “total adjusted assets” (which is the same amount as the total consolidated assets as reflected on the Company’s balance sheet) were $161.2B.

28	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $29.0B from high-yield savings accounts and $0.2B from retail CDs as of December 31, 2015.
29	As defined in the Subordinated Debentures, the Company’s “tangible common equity” means total shareholders’ equity, excluding preferred stock, of the Company reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $522MM in Q4’15 compared with $230MM in Q3’15 and $262MM in Q4’14.
--	The higher net expense compared to Q3’15 was driven by the Enterprise Growth charge of $419MM, partially offset by last quarter’s charge related to previously capitalized software development costs within Enterprise Growth, including the decision not to continue with certain initiatives within the group.
--	The higher net expense compared to Q4’14 was primarily driven by the Enterprise Growth charge of $419MM, partially offset by restructuring charges in the prior year.

•	Held for Sale Card Member Loans and Receivables Classification: Effective December 1, 2015, the Company reclassified the Card Member loans related to its co-brand partnerships with Costco in the U.S. and JetBlue to Card Member loans and receivables HFS on the Consolidated Balance Sheets. The loans were reclassified at their net carrying amount, inclusive of the related reserves for losses of $0.2B, which approximates the lower of cost or fair value. Card Member loans HFS at December 31, 2015 totaled $14.9B, of which $13.8B relates to the Costco U.S. portfolio and $1.1B relates to the JetBlue portfolio. The reclassified receivables were insignificant at December 31, 2015. The sale of the Costco portfolio is subject to the outcome of ongoing discussions. The current expectation is that the sale of the Costco portfolio will close mid-year 2016. The sale of the JetBlue portfolio is subject to customary closing conditions, and is expected to be finalized in the first quarter of 2016.
•	DOJ Lawsuit: As previously disclosed, a trial court ruled in favor of the U.S. Department of Justice in its antitrust lawsuit against the Company and issued an injunction requiring the Company to change the provisions in its agreements with merchants accepting American Express cards in the United States that historically prohibited merchants from engaging in various actions to encourage Card Members to use other credit or charge card products or networks. On December 18, 2015, an appellate court granted a stay of the injunction as well as related matters before the trial court pending the issuance of its appellate decision.
•	Enterprise Growth Impairment and Restructuring Charge: During the fourth quarter of 2015, the Company announced changes to its management organizational structure, which resulted in reconsideration of the strategic direction of the Company’s Prepaid Services business. As a result, the Company scaled back activities in Enterprise Growth, reduced its staff and cut back on technology and marketing budgets to re-direct investments to other parts of the core business, as well as to newer initiatives. These decisions drove a $419MM charge across several expense lines, comprised of impairments in goodwill ($219MM) and technology and other ($165MM), plus restructuring charges ($35MM).
•	Reclassification of Partner Payments: In Q1’15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2015 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services, including:
In our proprietary issuing and merchant businesses, the Company:
•	Continued to sign new merchants around the world to the American Express network. AAA Northern California, Nevada & Utah, a membership organization that provides Automotive, Insurance and Travel services now accepts American Express. In Europe, H&M, the multi-national retail clothing company, now accepts American Express in the UK, and we signed Alinea, a home furniture store in France. UNIQLO, a casual fashion retailer, now accepts American Express in Hong Kong. We signed Jetstar Group, which comprises four low-cost carrier airlines operating in Asia Pacific, as well as Petstock, Australia's largest privately owned pet service and pet food retailer.
•	Launched the SimplyCash® Plus Business Credit Card in our OPEN business. The SimplyCash Plus Card carries no annual fee and offers a cash back rewards program that includes 5% back on purchases of supplies and telephone services, 3% cash back on spending at gas stations and a variety of T&E industries, and 1% cash back on other spend. The SimplyCash Plus Business Credit Card is currently being offered to select small business owners and will be available for all eligible small businesses in Spring 2016.
•	Launched Apple PayTM in Canada and Australia this year and announced the upcoming launch in Spain, Singapore and Hong Kong in 2016. With Apple Pay, Card Members in these countries will have the ability to add their eligible consumer, small business and corporate American Express® Cards and pay with iPhone or Apple Watch in stores where contactless payments and American Express are accepted.
•	Launched partnership with Airbnb that enables U.S. Card Members to sign up for an Airbnb account using their existing americanexpress.com User ID and Password. Eligible Card Members can also use Membership Rewards points to book accommodations directly on the Airbnb site or check out with Amex Express Checkout.
•	Enhanced rewards offerings to Platinum Card Members by granting them Hilton HHonors Gold Status benefits at more than 4,400 participating Hilton Worldwide properties.
•	Added Chili’s Grill & Bar, flagship brand of Brinker International, Inc., to the Plenti loyalty coalition as a new partner representing the casual dining space. The addition of Chili’s Grill & Bar expands the multi-brand loyalty coalition, which currently includes AT&T, ExxonMobil, Macy’s, Nationwide, Rite Aid, Direct Energy, Enterprise Rent-A-Car and Hulu.

In our Global Network Services (“GNS”) business, the Company:
•	Announced a new issuing and acquiring partnership with BAC Credomatic in Panama. BAC Credomatic will issue the first American Express cards in Panama, including an airline co-brand card with Copa Airlines.
•	Supported GNS partners in launching a wide range of new products, including: the Wells Fargo Propel American Express® Card in the U.S., Sampath Bank American Express® Everyday Credit Card in Sri Lanka, City Bank American Express® Gift Card in Bangladesh, Alpha Bank Gold Enter Bonus American Express® Card and the Private Enter Bonus American Express® Card in Greece, the La Tarjeta Corpbanca Black American Express®, La Tarjeta Corpbanca Platinum American Express®, and La Tarjeta Corpbanca Gold American Express® in Chile, the Platinum Card® in Uruguay with Scotiabank Uruguay, and La Tarjeta Access Santander American Express®, a small business product in Mexico with Banco Santander.

AMERICAN EXPRESS COMPANY
FULL YEAR 2015 OVERVIEW

FINANCIAL RESULTS

•	The Company reported $5.2B of net income for full year 2015, down 12% from $5.9B in 2014. This resulted in full year 2015 diluted EPS attributable to common shareholders of $5.05, down 9% from $5.56 last year. 2015 included the $419MM pretax Enterprise Growth charge noted above ($335MM after-tax). Excluding the Enterprise Growth charge, adjusted EPS was $5.38[30], reflecting the impact from higher spending on growth initiatives, the impact of changes to certain co-brand relationships, and the stronger U.S. Dollar.
•	Total revenues net of interest expense decreased 4% compared to 2014. The prior year included a pretax gain of $719MM ($453MM after-tax) from the sale of the Company’s investment in Concur. Excluding the pretax Concur gain and revenue from business travel operations in 2014, adjusted revenue growth was flat in 2015,[31] and increased 4% on an FX adjusted basis.[32]

BUSINESS METRICS

•	Worldwide billed business of $1.0T increased 2% compared with the full year 2014. Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 6%.[32]
•
Worldwide credit performance continued to improve modestly, with lending write-off rates remaining near historical lows. The Company’s full year 2015 worldwide net lending write-off rate [33] was 1.4%, as compared to 1.5% in 2014.

	Years Ended December 31,		Percentage Inc/(Dec)	Percentage Inc FX-Adjusted[32]
	2015	2014
Card billed business[34] (billions):
United States	$721.0	$688.1	5%
Outside the United States	318.7	334.7	(5)	8%
Total	$1,039.7	$1,022.8	2	6
Average basic Card Member spending[35] (dollars):
United States	$18,046	$17,947	1
Outside the United States	$13,027	$14,070	(7)	6
Total	$16,743	$16,884	(1)	3

30	See note 1, page 2.
31	Adjusted revenue growth is a non-GAAP measure and excludes the gain on the sale of the Concur investment in Q4’14 and revenue from the Company’s business travel operations in Q1’14 and Q2’14 from total revenues net of interest expense. Adjusted revenue growth does not exclude other business travel-related items, including the equity earnings/(loss) from the joint venture in H2’14 and 2015 and impacts related to a transition services agreement. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.
32	See note 2, page 2.
33	See note 5, page 2.
34	See note 7, page 3.
35	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FULL YEAR 2015 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. 2014)
	Percentage Inc/(Dec)	Percentage Inc/(Dec) FX-Adjusted[36]
Worldwide[37]
Total Billed Business	2%	6%
Proprietary billed business	1	4
GNS billed business[38]	3	15
Airline-related volume (8% of worldwide billed business)	(5)	1
U.S.[37]
Billed Business	5
Proprietary consumer card billed business[39]	5
Proprietary small business billed business[39]	7
Proprietary corporate services billed business[40]	2
T&E-related volume (26% of U.S. billed business)	4
Non-T&E-related volume (74% of U.S. billed business)	5
Airline-related volume (7% of U.S. billed business)	(2)
Outside the U.S.[37]
Billed Business	(5)	8
Japan, Asia Pacific & Australia (“JAPA”) billed business	4	15
Latin America & Canada (“LACC”) billed business	(18)	(3)
Europe, Middle East & Africa (“EMEA”) billed business	(5)	8
Proprietary consumer and small business billed business[41]	(10)	3
JAPA billed business	(3)	10
LACC billed business	(29)	(17)
EMEA billed business	(3)	10
Proprietary corporate services billed business[39]	(10)	7

36	See note 2, page 2.
37	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
38	Included in Global Network and Merchant Services (“GNMS”).
39	Included in U.S. Card Services (“USCS”).
40	Included in Global Commercial Services (“GCS”).
41	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
FULL YEAR 2015 OVERVIEW

Consolidated Statements of Income

(Preliminary)	Years Ended
(Millions, except percentages and per share amounts)	December 31,		Percentage
	2015	2014	Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$19,297	$19,389	(0%)
Net card fees	2,700	2,712	(0)
Other fees and commissions[42]	2,866	3,626	(21)
Other	2,033	2,989	(32)
Total non-interest revenues	26,896	28,716	(6)
Net interest income	5,922	5,472	8
Total revenues net of interest expense	32,818	34,188	(4)
Provisions for losses
Charge card	737	792	(7)
Card Member loans	1,190	1,138	5
Other	61	114	(46)
Total provisions for losses	1,988	2,044	(3)
Total revenues net of interest expense after provisions for losses	30,830	32,144	(4)

Expenses
Marketing and promotion	3,109	3,216	(3)
Card Member rewards	6,996	6,931	1
Card Member services and other	1,018	822	24
Salaries and employee benefits	4,976	6,095	(18)
Professional services	2,750	3,008	(9)
Occupancy and equipment	1,854	1,807	3
Communications	345	383	(10)
Other, net	1,844	891	#
Total	22,892	23,153	(1)

Pretax income	7,938	8,991	(12)
Income tax provision	2,775	3,106	(11)
Net Income	$5,163	$5,885	(12)

Net income attributable to common shareholders[43]	$5,063	$5,839	(13)

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$5.07	$5.58	(9)

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$5.05	$5.56	(9)
Average Shares Outstanding
Basic	999	1,045	(4)
Diluted	1,003	1,051	(5)

# denotes a variance of more than 100%

42	See note 15, page 4.
43	Represents net income less (i) earnings allocated to participating share awards of $38MM and $46MM for 2015 and 2014, respectively, and (ii) dividends on preferred shares of $62MM and nil for 2015 and 2014, respectively.

AMERICAN EXPRESS COMPANY
FULL YEAR 2015 OVERVIEW

•	Discount Revenue: Was flat to 2014, and increased 2% on an FX-adjusted basis[44]. The FX-adjusted growth was driven by growth in billed business volumes, partially offset by a decline in the average discount rate, and increases in contra revenues, including higher cash rebate rewards from new Card Member acquisition offers.
-	The average discount rate[45] of 2.46% in 2015 decreased by 2 bps compared to 2.48%[46] in 2014. The decrease was driven by growth of the OptBlue program as well as certain contract signings, partially offset by the decline in Costco merchant volume in Canada due to the expiration of our merchant agreement in that country on December 31, 2014. The average discount rate will likely decline by a greater amount during 2016 due to the continued expansion of OptBlue, a greater impact from international regulatory changes and continued competitive pressures.

•	Net Card Fees: Were flat, but increased 5% on an FX-adjusted basis.[44] The growth on an FX-adjusted basis reflected an increase in basic proprietary cards-in-force as well as a benefit from certain pricing initiatives.
•	Other Fees and Commissions: Decreased 21% as the revenues from business travel were no longer consolidated in the income statement beginning in Q3’14. This was partially offset by growth in the Loyalty Coalition business and higher delinquency fees.
•	Other Revenues: Decreased 32%, primarily driven by the $719MM Concur gain in Q4’14, as well as gains from the sales of investment securities in ICBC in 2014.
•	Net Interest Income: Increased 8% versus 2014, driven by higher average loan balances and a 5% decrease in interest expense due to lower funding costs. Net interest income divided by average loans was 8.6% in 2015 compared to 8.3 % in 2014 and worldwide net interest yield, a non-GAAP measure, was 9.4% in 2015 and 9.3% in 2014.[47]
•	Charge Card Provision for Losses: Decreased 7% due to a small reserve release in 2015 versus a reserve build in 2014, partially offset by higher write-off rates.
•	Card Member Loan Provision for Losses: Increased 5%, primarily reflecting a reserve build in 2015 versus a release in 2014, partially offset by lower write-offs due to improved credit performance.
•	Other Provision for Losses: Was $61MM compared to $114MM in 2014 due in part to a merchant-related charge in Q4’14.
•	Marketing and Promotion Expense: Decreased 3% versus 2014, and increased 1% on an FX-adjusted basis,[44] reflecting continued elevated spending on growth initiatives in both years.
•	Card Member Rewards Expense: Increased 1% and increased 4% on an FX-adjusted basis.[44] Rewards expense increased due to greater MR-related volumes, as well as the impact of certain co-brand partnership renewals. This was partially offset by a $109M charge in the prior year related to the Delta Air Lines partnership renewal previously discussed.
•	Card Member Services and Other Expense: Increased 24% primarily due to an increase in costs related to certain previously renewed co-brand partnerships.
•	Salaries and Employee Benefits Expense: Decreased 18%, driven in part by prior-year expenses related to business travel that are no longer consolidated in the income statement, prior-year restructuring charges and lower compensation costs in the current year from previous restructuring initiatives.
•	Professional Services Expense: Decreased 9% versus 2014 due in part to lower third party technology costs, lower expenses related to Enterprise Growth and business travel-related expense in the prior year, including transaction costs as a result of the Global Business Travel joint venture and operating expenses that are no longer consolidated in the income statement.
•	Occupancy and Equipment Expense: Increased 3%, reflecting increased spending on software and technology and a charge related to previously capitalized software development costs, primarily within Enterprise Growth, including the decision not to continue with certain initiatives in the business, partially offset by prior-year expenses related to business travel that are no longer consolidated in the income statement.

44	Discount Revenue, Net Card Fees, Marketing and Promotion Expense and Card Member Rewards Expense, each on an FX-adjusted basis, are non-GAAP measures. See note 2, page 2.
45	See note 7, page 3.
46	See note 19, page 5.
47	See note 19, page 5.

AMERICAN EXPRESS COMPANY
FULL YEAR 2015

•	Communications Expense: Decreased 10%, driven primarily by prior-year expenses related to business travel that are no longer consolidated in the income statement.
•	Other, Net Expense: Increased $953MM in 2015 versus 2014, reflecting the gain from the business travel joint venture transaction in the prior year and the previously discussed impairment charge in Enterprise Growth in the current year. This was partially offset by prior-year expenses related to business travel that are no longer consolidated in the income statement.
•	Pretax Margin: Was 24.2% in 2015 compared with 26.3% in 2014.
•	Effective Tax Rate: Was 35.0% in 2015 compared with 34.5% in 2014, due to the geographic mix of earnings.

CAPITAL

•	Capital Distribution to Shareholders: During 2015, approximately 105% of capital generated was distributed to common shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 59MM common shares at an average price of $76.70 in 2015 versus 49MM common shares in 2014 at an average price of $89.60.

Shares Outstanding:
	Millions of Shares
	2015	2014
Beginning of period	1,023	1,064
Repurchase of common shares	(59)	(49)
Employee benefit plans, compensation and other	5	8
End of period	969	1,023

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $1,108MM in 2015 compared with $929MM in 2014, driven primarily by the Enterprise Growth charge discussed above.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2015
ANNEX 1

Net Income Adjusted for Enterprise Growth Charge

(Millions)	Q4’15	Q4’14	Full Year 2015	Full Year 2014
GAAP Net Income	$899	$1,447	$5,163	$5,885
Enterprise Growth Impairment Charge (After Tax)	335		335
Adjusted Net Income Excluding Enterprise Growth Charge	$1,234	$1,447	$5,498	$5,885
Adjusted Net Income Attributable to Common Shareholders	1,208	1,436	5,398	5,839

Diluted EPS Attributable to Common Shareholders	$0.89	$1.39	$5.05	$5.56
Adjusted Diluted EPS Excluding Enterprise Growth Charge	$1.23	$1.39	$5.38	$5.56

Revenue Net of Interest Adjusted for Gain on Sale of Concur Investment and Global Business Travel Operations
(Millions)	Q4’15	Q4’14	Full Year 2015	Full Year 2014
GAAP Revenue Net of Interest	$8,391	$9,081	$32,818	$34,188
Global Business Travel Revenues, Net of Interest				(741)
Gain on Sale of Concur Investment		(719)		(719)
Adjusted Revenue Net of Interest Excluding GBT and Concur	8,391	8,362	32,818	32,728
FX-Adjusted[48] Revenue Net of Interest Excluding GBT and Concur		8,100		31,539

YoY% Inc/(Dec) in GAAP Revenue Net of Interest	(8%)		(4%)
YoY% Inc/(Dec) in Adjusted Revenue Net of Interest Excluding Concur & GBT	0%		0%
YoY% Inc/(Dec) in FX48- Adj Revenue Net of Interest Excluding Concur & GBT	4%		4%
Note: This schedule adjusts for operating performance of Global Business Travel as reported in Q1’14 and Q2’14. It does not include other Global Business Travel-related items, including equity earnings/(losses) from the joint venture and impacts related to a transition services agreement.

ROE Adjusted for Enterprise Growth Charge
(Millions)	Q4’15
GAAP Net Income for the twelve months ended December 31, 2015	$5,163
Enterprise Growth Charge (After Tax)	335
Adjusted Net Income Excluding Enterprise Growth Charge	$5,498
Average Shareholder’s Equity	21,494
Return on Average Equity	24.0%
Adjusted Return on Average Equity Excluding Enterprise Growth Charge	25.6%

Worldwide Loan Growth Adjusted for Held for Sale Loan Classification
(Billions)	2015	2014
GAAP Worldwide Loans	$58.6	$70.4
Q4’14 Card Member loan balances related to co-brand partnerships with Costco in the U.S. and JetBlue, now classified as HFS		15.8
Adjusted Worldwide Loans Excluding Loans Related to Costco and JetBlue	$58.6	$54.6

YoY% Inc/(Dec) in GAAP Worldwide Loans	(17%	)
YoY% Inc/(Dec) in Adj WW Loans Excluding Loans Related to Costco and JetBlue	7%

48   See Note 2, page 2.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2015
ANNEX 2

The following table presents a comparison of the Company's common equity Tier 1 and Tier 1 risk-based capital under Transitional Basel III rules, and estimated common equity Tier 1 and Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated common equity Tier 1 and Tier 1 capital ratios and the supplementary leverage ratio under Transitional and Fully Phased-in Basel III rules.
(Billions, except ratios)	Common Equity Tier 1	Tier 1
Risk-Based Capital under Transitional Basel III	16.7	18.3
Adjustments related to:
AOCI	(0.3)	(0.3)
Transition provisions for intangible assets	(0.5)	(0.5)

Deferred tax assets	(0.1)	(0.1)

Other	0.1	0.1
Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	15.9	17.5

Risk-Weighted Assets under Transitional Basel III	135.2
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)	135.0
Common Equity Tier 1 ratio under Transitional Basel III Rule	12.4%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)	11.8%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	13.5%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(c)	13.0%
Average Total Assets for Supplementary Leverage Capital Purposes	186.6
Supplementary Leverage Ratio under Basel III Transitional Rule Estimated	9.8%
Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(d)	9.4%

(a)	Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and average total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company’s current interpretation of the fully phased-in Basel III rules using the standardized approach. The estimated fully phased-in Basel III amounts could change in the future if the Company’s business changes.
(b)	The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.
(c)	The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.
(d)	The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by Total Leverage Exposure which represents average total consolidated assets with adjustments for Tier 1 capital deductions and off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2015
ANNEX 3

Calculation of Net Interest Yield on Card Member Loans
(Millions, except percentages and where indicated)	Q4’15	Q4’14	FY 15	FY 14
Net interest income	$1,547	1,424	5,922	5,472
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	229	250	961	1,019
Interest income not attributable to the Company's Card Member loan portfolio	(99)	(92)	(387)	(359)
Adjusted net interest income(a)	$1,677	1,582	6,496	6,132

Average loans (billions)	$70.9	67.7	69.0	66.0
Exclude certain non-traditional Card Member loans and other fees (billions)	(0.2)	(0.2)	(0.2)	(0.2)
Adjusted average loans (billions)(a)	$70.7	67.5	68.8	65.8

Net interest income divided by average loans(b)	8.7%	8.4%	8.6%	8.3%
Net interest yield on Card Member loans(c)	9.4%	9.3%	9.4%	9.3%

(a)	Adjusted net interest income and adjusted average loans are non-GAAP measures. The Company believes adjusted net interest income and adjusted average loans are useful to investors because they are components of net interest yield on Card Member loans.
(b)	This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.
(c)	Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses — Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2015 OVERVIEW
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2015-2017, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•	the Company’s ability to achieve earnings per common share (“EPS”) growth between $5.40 and $5.70 for 2016 and at least $5.60 for 2017, which will depend in part on the following: an acceleration of billed business and revenue growth, which could be impacted by, among other things, weakening economic conditions in the U.S. or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain spending, a further decline in gas prices, a further strengthening of the U.S. dollar, a greater erosion of the average discount rate than expected and lower spending on new cards acquired than estimated; the Company’s success in addressing competitive pressures and implementing its strategies and business initiatives, including growing profitable spending through proprietary, co-brand and network products, increasing penetration among corporate, middle market and small business clients, expanding its international footprint, growing loyalty coalitions and increasing merchant acceptance; the timing and impact of any potential sale of the Costco U.S. Card Member loan portfolio; realizing incremental economics associated with the Costco U.S. contract extension, which could be impacted by, among other things, Card Member behavior, including the desire of Costco U.S. Card Members to continue to use their Costco U.S. cobrand cards and the availability to those Card Members of other payment forms; the impact of any potential restructuring charges or other contingencies, including, but not limited to, litigation-related expenses, impairments, the imposition of fines or civil money penalties, an increase in Card Member reimbursements and changes in reserves; credit performance remaining in line with current expectations; continued growth of Card Member loans held for investment; the ability to continue to realize benefits from restructuring actions and operating leverage at levels consistent with current expectations; the amount the Company spends on growth initiatives; changes in interest rates beyond current expectations; the impact of regulation and litigation, which could affect the profitability of the Company’s business activities, limit the Company’s ability to pursue business opportunities, require changes to business practices or alter the Company’s relationships with partners, merchants and Card Members; the Company’s tax rate being in the 34-35% range, which could be impacted by, among other things, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected and unfavorable tax audits and other unanticipated tax items; the impact of accounting changes and reclassifications; and the Company’s ability to continue executing its share repurchase program;
•	the actual amount to be spent on growth initiatives, including on marketing and promotion, as well as the timing of any such spending, which will be based in part on management’s assessment of competitive opportunities, overall business performance, the amount of any potential gain arising from a sale of the Costco U.S. Card Member loan portfolio management decides to spend on growth initiatives, contractual obligations with business partners, management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities and the Company’s performance, and the Company’s ability to realize efficiencies and control expenses to fund such spending;
•	the ability of the Company to reduce its overall cost base by $1 billion by the end of 2017 and to realize the full benefit of the Company’s actions by the beginning of 2018, which will depend in part on the timing and financial impact of the Company’s future reengineering plans (including whether the Company will recognize restructuring charges in future periods), which could be impacted by factors such as the Company’s inability to mitigate the operational and other risks posed by potential staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs not currently anticipated, lower than expected attrition rates and higher than expected redeployment rates; the ability of the Company to reduce annual operating expenses, which could be impacted by, among other things, the factors identified below; and the ability of the Company to optimize and lower marketing and promotion expenses, which could be impacted by higher advertising and mailing costs, competitive pressures that may require additional expenditures or limit the Company’s ability to reduce costs, contractual obligations with business partners, the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions;

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2015 OVERVIEW

•	the ability to reduce annual operating expenses, which could be impacted by increases in significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs, technology costs or fraud costs; the ability of the Company to develop, implement and achieve substantial benefits from reengineering plans; higher than expected employee levels; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the Company’s decision to increase or decrease spending in such areas as technology, business and product development and sales forces depending on overall business performance; greater than expected inflation or merit increases; the Company’s ability to balance expense control and investments in the business; the impact of accounting changes and reclassifications; and the level of acquisition activity and related expenses;
•	the Company’s lending write-off rates increasing more quickly than current expectations and the Company’s provision expense being higher than current expectations, which will depend in part on changes in the level of loan balances, delinquency rates of Card Members, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;
•	the Company’s ability to execute against its lending strategy and grow Card Member loans held for investment, including by targeting new lending prospects and deepening relationships with current customers, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of the Company’s Card Members and their actual spending and borrowing patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members’ spending and borrowing;
•	uncertainties associated with the timing and impact of any potential sale of the Costco U.S. Card Member loan portfolio and the extension of the merchant acceptance agreement, such as the negotiation and execution of definitive documentation, operational issues related to the transfer of Card Member loans and accounts, the parties’ ability to satisfy the closing conditions and the amount of any gain recognized by the Company as a result of a sale, which could be impacted by the credit quality and performance of the portfolio, the amount of any volume decline experienced by the cobrand portfolio and the timing of the potential sale as the gain will be determined by the amount of the aggregate outstanding loans transferred at closing;
•	the possibility that the Company will not fully execute on its plans for OptBlue to significantly increase merchant coverage and move toward parity coverage with other card networks in the U.S., which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers, the value proposition offered to small merchants and the priority given to the Company by OptBlue merchant acquirers, as well as the willingness of Card Members to use American Express cards at small merchants and of those merchants to actively accept American Express cards;
•	the erosion of the average discount rate by a greater amount than anticipated during 2016 and beyond, including as a result of changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;
•	uncertainty relating to the ultimate outcome of the antitrust lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general, including the success or failure of our appeal and the impact on existing private merchant cases and potentially additional litigation and/or arbitrations;
•	the ability of the Company to return capital to shareholders through dividends and share repurchases, including the opportunity for incremental capital returns related to the Costco U.S. portfolio sale, which will depend on factors such as approval of the Company’s capital plans by its primary regulators, the amount the Company spends on acquisitions and the Company’s results of operations and capital needs in any given period;

AMERICAN EXPRESS COMPANY
FOURTH QUARTER AND FULL YEAR 2015 OVERVIEW

•	the ability of the Company to drive growth by developing and marketing value propositions that appeal to Card Members and new customers and by offering attractive services and rewards programs, which will depend in part on the Company’s ongoing investment in product innovation, marketing and promotion and acquisition efforts, including through digital channels; the ability of the Company to update its systems and platforms to support new products, services and benefits; the degree of interest of Card Members in the value proposition offered by the Company; the Company’s ability to tailor new products and services to make them attractive to Card Members; competition; and brand perceptions and reputation;
•	the ability of the Company to meet its long-term earnings per share growth target, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives and on factors outside management’s control including the willingness and ability of Card Members to sustain spending, regulatory and competitive pressures, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market; and
•	factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, foreign currency rates, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

 A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015 and the Company’s other reports filed with the Securities and Exchange Commission.